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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated April 2, 1999 of Preview Systems, Inc. (and to all references to our firm) included in or made part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Portland, Oregon
September 14, 1999